News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                For Immediate Release

DENTSPLY International Inc. Reports
Fourth Quarter and Fiscal Year 2011 Results

•	Record net sales, excluding precious metals, increased 30% for the quarter and 15% for the year

•	Fiscal 2011 earnings per diluted share of $1.70 on a GAAP basis and $2.03 on an adjusted basis

•	Fiscal 2012 adjusted EPS expected to be in the range of $2.22 to $2.30 per diluted share

York, PA - February 16, 2012 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months and year ended December 31, 2011.

Fourth Quarter Results

Net sales in the fourth quarter of 2011 were a record $738.0 million, a 29.9% increase from $568.2 million in the fourth quarter of 2010. Net sales, excluding precious metals content, of $677.8 million increased 30.0% from $521.3 million in the fourth quarter of 2010. Net sales growth was largely driven by acquisitions, but also by solid internal sales growth excluding the orthodontic and Japanese businesses that were impacted by the March, 2011 natural disaster in Japan.

Net income attributable to DENTSPLY International for the fourth quarter of 2011 was $40.6 million, or $0.28 per diluted share, compared to $0.47 per diluted share in the fourth quarter of 2010. On an adjusted basis, excluding amortization of intangible assets and other non-GAAP adjustments, earnings of $0.51 per diluted share were slightly lower than $0.52 per diluted share in the fourth quarter of 2010. Earnings in the fourth quarter of 2011 reflect the orthodontic supply outage and the weakening of European currencies during the quarter. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided on the attached table.

Full Year Results

Net sales for the full year 2011 were a record $2.537 billion, a 14.3% increase over the prior year. Net sales in 2011, excluding precious metal content, were $2.333 billion, a 14.8% increase over 2010. Fiscal 2011 net sales were aided by acquisitions, currency and strengthened internal growth excluding orthodontics and Japan.

Net income attributable to DENTSPLY International for 2011 was $244.5 million, or $1.70 per diluted share, compared to $265.7 million, or $1.82 per diluted share for 2010. On an adjusted basis, excluding amortization of intangible assets and other non-GAAP adjustments, earnings of $2.03 per diluted share increased 4.6% from $1.94 per diluted share in 2010. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided on the attached table.

2012 Outlook

Bret Wise, Chairman and Chief Executive Officer, stated, “We are pleased to report record sales and adjusted earnings for 2011. Our portfolio of new products has been particularly strong, driving market share gains across numerous categories. The global dental market continued to improve in 2011, particularly in the United States where there has been a notable strengthening in underlying demand. Looking ahead to 2012, we expect continued improvement in many of our key markets, despite economic volatility in Europe. Given these factors, we expect adjusted earnings to improve in 2012 to a range of $2.22 to $2.30 per diluted share.”

Additional Information

A conference call has been scheduled for today, Thursday, February 16, 2012 at 8:30 a.m. (Eastern Time). A live broadcast will be accessible on DENTSPLY's website www.dentsply.com. In order to participate in the call, dial (888) 220-8474 (for domestic calls) and (913) 312-1466 (for international calls). The Conference ID # is 3931344. At that time, you will be able to discuss the fourth quarter and fiscal 2011 earnings with DENTSPLY's Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public online at the DENTSPLY website www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Passcode # 3931344.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other healthcare products. The Company believes it is the world's largest manufacturer of professional dental products. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation, continued support of our products by influential dental and medical professionals, our ability to successfully integrate Astra Tech, risks associated with foreign currency exchange rates, and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. These adjusted amounts consist of US GAAP amounts excluding, net of tax (1) acquisition related costs and expensing of purchase price adjustments at an unconsolidated affiliated company, (2) restructuring and other costs, (3) amortization of purchased intangible assets, (4) Orthodontic business continuity costs, (5) income related to credit risk adjustments, (6) certain fair value adjustments at an unconsolidated affiliated company, and (7) income tax related adjustments. Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Net sales	$738,013	$568,169	$2,537,718	$2,221,014
Net sales, excluding precious metal content	677,843	521,256	2,332,589	2,031,757

Cost of products sold	377,056	280,458	1,264,278	1,090,856

Gross profit	360,957	287,711	1,273,440	1,130,158
% of Net sales	48.9%	50.6%	50.2%	50.9%
% of Net sales, excluding precious metal content	53.3%	55.2%	54.6%	55.6%

Selling, general and administrative expenses	293,603	186,426	936,847	738,901

Restructuring and other costs	2,016	5,723	35,865	10,984

Operating income	65,338	95,562	300,728	380,273
% of Net sales	8.9%	16.8%	11.9%	17.1%
% of Net sales, excluding precious metal content	9.6%	18.3%	12.9%	18.7%

Net interest and other expense	14,632	4,842	44,617	22,617

Income before income taxes	50,706	90,720	256,111	357,656

Provision for income taxes	9,974	21,640	11,016	89,225

Equity in net income (loss) attributable
to unconsolidated affiliated company	661	(1,096)	2,351	(1,096)

Net income	41,393	67,984	247,446	267,335
% of Net sales	5.6%	12.0%	9.8%	12.0%
% of Net sales, excluding precious metal content	6.1%	13.0%	10.6%	13.2%

Less: Net income attributable to noncontrolling interests	790	157	2,926	1,627

Net income attributable to DENTSPLY International	$40,603	$67,827	$244,520	$265,708

% of Net sales	5.5%	11.9%	9.6%	12.0%
% of Net sales, excluding precious metal content	6.0%	13.0%	10.5%	13.1%

Earnings per common share:
Basic	$0.29	$0.48	$1.73	$1.85
Dilutive	$0.28	$0.47	$1.70	$1.82

Cash dividends declared per common share	$0.055	$0.050	$0.205	$0.200

Weighted average common shares outstanding:
Basic	141,532	141,934	141,386	143,980
Dilutive	143,578	143,937	143,553	145,985

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2011	2010
Assets

Current Assets:

Cash and cash equivalents	$77,128	$540,038
Accounts and notes receivable-trade, net	427,709	344,796
Inventories, net	361,762	308,738
Prepaid expenses and other current assets	146,304	121,473
Total Current Assets	1,012,903	1,315,045

Property, plant and equipment, net	591,445	423,105
Identifiable intangible assets, net	791,100	78,743
Goodwill, net	2,190,063	1,303,055
Other noncurrent assets, net	169,887	138,003

Total Assets	$4,755,398	$3,257,951

Liabilities and Equity

Current liabilities	$724,073	$360,091
Long-term debt	1,490,010	604,015
Deferred income taxes	249,822	72,489
Other noncurrent liabilities	407,342	311,444
Total Liabilities	2,871,247	1,348,039

Total DENTSPLY International Equity	1,848,077	1,839,386
Noncontrolling interests	36,074	70,526
Total Equity	1,884,151	1,909,912

Total Liabilities and Equity	$4,755,398	$3,257,951

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended December 31, 2011
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$65,338	9.6%

Acquisition-Related Activities	29,348	4.4%

Amortization on Purchased Intangible Assets:
Prior to July 1, 2011	2,195	0.3%
Astra Tech	8,799	1.3%

Restructuring and Other Costs	1,553	0.2%

Orthodontics Business Continuity Costs	1,246	0.2%

Adjusted Non-GAAP Operating Income	$108,479	16.0%

Three Months Ended December 31, 2010
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$95,562	18.3%

Restructuring and Other Costs	5,723	1.1%

Amortization on Purchased Intangible Assets	2,258	0.4%

Recent Acquisition-Related Activities	454	0.1%

Adjusted Non-GAAP Operating Income	$103,997	19.9%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended December 31, 2011
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$40,603	$0.28

Acquisition -Related Activities, Net of Tax and Non-Controlling Interests	20,361	0.14

Amortization on Purchased Intangible Assets, Net of Tax:
Prior to July 1, 2011	1,465	0.01
Astra Tech	6,119	0.04

Income Tax-Related Adjustment	2,677	0.02

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	993	0.01

Orthodontics Business Continuity Costs, Net of Tax	820	0.01

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(426)	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$72,612	$0.51

Three Months Ended December 31, 2010
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$67,827	$0.47

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	3,889	0.03

Amortization on Purchased Intangible Assets, Net of Tax	1,497	0.01

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	1,131	0.01

Recent Acquisition-Related Activities, Net of Tax and Non-Controlling Interests	481	—

Income Tax-Related Adjustments	404	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$75,229	$0.52

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Three Months Ended December 31, 2011
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$50,706	$(9,974)	19.7%

Acquisition-Related Activities	29,348	(8,987)

Amortization on Purchased Intangible Assets:
Prior to July 1, 2011	2,195	(729)
Astra Tech	8,799	(2,680)

Restructuring and Other Costs	1,553	(563)

Orthodontics Business Continuity Costs	1,246	(426)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	8	(3)

Income Tax-Related Adjustments	—	2,722

As Adjusted - Non-GAAP Operating Results	$93,855	$(20,640)	22.0%

Three Months Ended December 31, 2010
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$90,720	$(21,640)	23.9%

Restructuring and Other Costs	5,723	(1,832)

Amortization on Purchased Intangible Assets	2,257	(760)

Recent Acquisition-Related Activities	454	27

Income Tax-Related Adjustments	—	758

As Adjusted - Non-GAAP Operating Results	$99,154	$(23,447)	23.6%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Twelve Months Ended December 31, 2011
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$300,728	12.9%

Acquisition-Related Activities	70,870	3.0%

Restructuring and Other Costs	17,883	0.8%

Amortization on Purchased Intangible Assets:
Prior to July 1, 2011	8,843	0.4%
Astra Tech	12,153	0.5%

Orthodontics Business Continuity Costs	3,287	0.1%

Adjusted Non-GAAP Operating Income	$413,764	17.7%

Twelve Months Ended December 31, 2010
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$380,273	18.7%

Restructuring and Other Costs	10,984	0.6%

Amortization on Purchased Intangible Assets	9,045	0.4%

Recent Acquisition-Related Activities	2,686	0.1%

Adjusted Non-GAAP Operating Income	$402,988	19.8%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2011
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$244,520	$1.70

Acquisition-Related Activities, Net of Tax and Non-Controlling Interests	62,723	0.44

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	11,395	0.08

Amortization on Purchased Intangible Assets, Net of Tax:
Prior to July 1, 2011	5,894	0.04
Astra Tech	8,534	0.06

Orthodontics Business Continuity Costs, Net of Tax	2,128	0.01

Credit Risk Adjustment to Outstanding Derivatives, Net of Tax	(783)	—

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(2,486)	(0.02)

Income Tax-Related Adjustments	(41,053)	(0.28)

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$290,872	$2.03

Twelve Months Ended December 31, 2010
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$265,708	$1.82

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	7,138	0.05

Amortization on Purchased Intangible Assets, Net of Tax	5,990	0.04

Recent Acquisition-Related Activities, Net of Tax and Non-Controlling Interests	2,152	0.01

Loss on Derivative at an Unconsolidated Affiliated Company	1,131	0.01

Income Tax-Related Adjustments	1,073	0.01

Credit Risk Adjustment to Outstanding Derivatives, Net of Tax	732	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$283,924	$1.94

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Twelve Months Ended December 31, 2011
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$256,111	$(11,016)	4.3%

Acquisition-Related Activities	83,296	(20,958)

Restructuring and Other Costs	17,883	(6,333)

Amortization on Purchased Intangible Assets:
Prior to July 1, 2011	8,843	(2,949)
Astra Tech	12,153	(3,619)

Orthodontics Business Continuity Costs	3,287	(1,159)

Credit Risk Adjustment to Outstanding Derivatives	(1,275)	492

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(383)	116

Income Tax-Related Adjustments	—	(41,008)

As Adjusted - Non-GAAP Operating Results	$379,915	$(86,434)	22.8%

Twelve Months Ended December 31, 2010
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$357,656	$(89,225)	24.9%

Restructuring and Other Costs	10,984	(3,737)

Amortization on Purchased Intangible Assets	9,045	(3,056)

Recent Acquisition-Related Activities	2,686	(534)

Credit Risk Adjustment to Outstanding Derivatives	1,192	(460)

Income Tax-Related Adjustments	—	1,427

As Adjusted - Non-GAAP Operating Results	$381,563	$(95,585)	25.1%